UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report:  April 30, 1998

Date of Earliest Event Reported:  April 30, 1998



                       DEPARTMENT 56, INC.
      (Exact name of registrant as specified in its charter)



     Delaware               1-11908            13-3684956
  (State or other         (Commission       (I.R.S. Employer
  jurisdiction of         File Number)     Identification No.)
  incorporation or
   organization)



                        One Village Place,
                     6436 City West Parkway,
                      Eden Prairie, MN 55344
            (Address of principal executive offices,
                       including zip code)



Registrant's telephone number,
including area code:  (612) 944-5600


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Item 5. Other Events.

CAUTIONARY DISCLOSURE FOR PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995 CONCERNING "FORWARD-LOOKING STATEMENTS"

      A. Department 56, Inc. (the "Company") has set a specific goal for results from operations. The Company's current goal is to achieve through the fiscal year 2000 average annual growth in earnings per common share of an order of percentage point magnitude in the mid-teens.

      B. In order to achieve this financial goal the Company intends to pursue four strategies from time to time, each to be pursued, implemented and/or discontinued in management's judgment: 1) growing revenue from the Company's existing product lines; 2) applying available cash flow to enhance earnings; 3) developing new products; and 4) acquiring, financing, joint venturing and/or otherwise investing in other businesses and product lines engaged in the gift, collectibles and home furnishings industry.

      C. With respect to the Company's prospects for revenue growth from its existing product lines, the Company notes that its total customer orders increased 8% through the first quarter of fiscal 1998 compared to the first quarter of fiscal 1997, with order growth of Village Series products of 10% for the comparable period. Moreover, recent research conducted by or for the Company has indicated that its dealers experienced a reduction in average retail inventory of Company products in 1997 at greater level of reduction than experienced in 1996. Research also indicates that 1997 dealer sales of the Company's Village Series products grew at a 12% annual rate (subject to sampling error of plus or minus 7%); and that dealers expect continued sales growth in 1998 due to new collectors, continuing collector enthusiasm and greater marketing support from the Company, among other things.

      The Company is filing this Current Report on Form 8-K solely in order to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Company does not believe that the goal for results from operations described in paragraph A above, the strategies described in paragraph B above, or the statements contained in paragraph C above, either singly or considered in combination, constitute an expectation or estimate that would be a "forward-looking statement" within the meaning of the Act. However, to the extent that any of such information (singly or in combination), or that any conclusion or expectation drawn from such information, would constitute a forward-looking statement, readers are cautioned that forward-looking statements involve inherent risks and uncertainties and that a number of important factors could cause actual results to differ materially from the goals, strategies, prospects, sales, plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. Such factors are discussed below.

      Readers are cautioned that dealer orders, Company revenue, annual growth and earnings per share are dependent on numerous factors, including the amount, quality and market acceptance of new product introductions and retailer demand. Furthermore, dealer order patterns have historically varied in number, mix and timing, and there can be no assurance that the



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


order trend experience year-to-date will continue. Moreover, the statements above concerning retail inventory levels, consumer demand, and dealer expectations are based on statistical research conducted by or for the Company, and assume that such findings are correct and representative of market conditions as a whole.

      Other factors (including: consumer acceptance of new products; product development efforts; identification and retention of sculpting and other artisan talent; completion of third party product manufacturing; dealer reorders and order cancellations; control of operating expenses; corporate cash flow application; identification, completion and results of acquisitions and other corporate development efforts; and industry, general economic, regulatory and international trade conditions) can significantly impact the Company's sales and earnings. Actual results may vary materially from forward-looking statements and the assumptions on which they are based.

      The Company cautions that that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or publish in the future any forward-looking statements.


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


                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 30, 1998


                               DEPARTMENT 56, INC.


                               /s/ David H. Weiser
                               ---------------------------
                               David H. Weiser
                               Senior Vice President
                               and Secretary


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